Exhibit 10.3

RESTRICTED STOCK AWARD AGREEMENT FOR
CHESAPEAKE ENERGY CORPORATION
LONG TERM INCENTIVE PLAN

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) entered into as of the grant date set forth on the attached Notice of Grant of Award and Award Agreement (the “Notice”), by and between Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), and the participant named on the Notice (the “Participant”);
W I T N E S S E T H:
WHEREAS, the Participant is an Employee, and it is important to the Company that the Participant be encouraged to remain an Employee; and
WHEREAS, the Company has previously adopted the Chesapeake Energy Corporation 2014 Long Term Incentive Plan (the “Plan”) effective as of June 13, 2014; and
WHEREAS, the Company has awarded the Participant shares of Common Stock under the Plan, as set forth on the Notice, subject to the terms and conditions of this Agreement; and
NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, the Participant and the Company agree as follows:
1.The Plan. The Plan, a copy of which has been made available to the Participant, is hereby incorporated by reference herein and made a part hereof for all purposes, and when taken with this Agreement shall govern the rights of the Participant and the Company with respect to the Award (as defined below). Any capitalized terms used but not defined in this Agreement have the same meanings given to them in the Plan.
2.Grant of Award. The Company hereby awards to the Participant the number of shares of Common Stock set forth on the Notice, on the terms and conditions set forth herein and in the Plan (the “Award”).
3.Terms of Award.
(a)Escrow of Shares. A certificate, or book-entry equivalent representing the shares of Common Stock subject to the Award (the “Restricted Stock”) shall be issued in the name of the Participant and shall be escrowed with the Secretary of the Company (the “Escrow Agent”) subject to removal of the restrictions placed thereon or forfeiture pursuant to the terms of this Agreement.
(b)Vesting. The shares of Restricted Stock will vest based on the Participant’s continuous employment with the Company, a Subsidiary or Affiliated Entity in accordance with the vesting schedule set forth on the Notice. Once vested pursuant to the terms of this Agreement, the Restricted Stock shall be deemed “Vested Stock.”

(c)Voting Rights and Dividends. Subject to the restrictions on transfer and forfeiture set forth in this Agreement, the Participant will have customary rights of a shareholder attributable to the shares of Restricted Stock issued in an Award pursuant to this Agreement, including the rights to vote and to receive dividends on the shares. Participant appoints the Company to be Participant’s agent to receive for Participant dividends on shares based on record dates that occur while the shares are subject to restriction under this Agreement. The Company will transmit such dividends, net of required taxes pursuant to Section 5, to or for the account of Participant in such manner as the Company determines; provided that the Participant is an Employee as of the dividend payment date.
(d)Vested Stock - Removal of Restrictions. Upon Restricted Stock becoming Vested Stock, all restrictions shall be removed from the Stock and the Secretary of the Company shall deliver to the Participant shares either in certificate form or via D.W.A.C. (delivery/withdrawal at custodian) representing such Vested Stock free and clear of all restrictions, except for any applicable securities laws restrictions or restrictions pursuant to the Company’s Insider Trading Policy.
(e)Forfeiture. Restricted Stock that does not become Vested Stock pursuant to the terms of this Agreement shall be absolutely forfeited and the Participant shall have no future interest therein of any kind whatsoever. In the event the Participant’s employment with or service to the Company, a Subsidiary or an Affiliated Entity terminates prior to all shares of Restricted Stock becoming Vested Stock, then such unvested shares of Restricted Stock shall be absolutely forfeited on the date of termination and the Participant shall have no further interest therein of any kind whatsoever.
(f)Acceleration of Vesting on Death, Disability, Retirement or Involuntary Termination. This Award shall become fully vested upon Participant’s date of termination if the Participant’s termination occurs by reason of Participant’s death. The Committee may also, in its discretion, accelerate the vesting of the Restricted Stock in the event of the Participant’s Disability or termination of service due to retirement or involuntary termination (as determined by the Committee in its sole discretion).
4.Nontransferability of Award. Restricted Stock is not transferable other than by will or the laws of descent and distribution. Any attempted sale, assignment, transfer, pledge, hypothecation or other disposition of, or the levy of execution, attachment or similar process upon, Restricted Stock contrary to the provisions hereof shall be void and ineffective, shall give no right to any purported transferee, any may, at the sole discretion of the Committee, result in forfeiture of the Restricted Stock involved in such attempt.
5.Withholding. The Company may make such provision as it may deem appropriate for the withholding of any applicable federal, state or local taxes that it determines it may be obligated to withhold or pay in connection with the vesting of the Restricted Stock or any election made by the Participant. Required withholding taxes as determined by the Company associated with this Award must be paid in cash unless the Committee requires the Participant to pay such withholding taxes by directing the Company to withhold from the Award the number of shares of Common Stock having a Fair Market Value on the date of vesting equal to the amount of required withholding taxes. The Company in its sole

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discretion may also withhold any required taxes from dividends paid on the Restricted Stock.
6.Notification of 83(b) Election. In the event the Participant elects to make an 83(b) election with respect to this Award, the Participant must provide the Company notice of such election at the same time the election is filed with the Internal Revenue Service. The Participant must also tender to the Company payment of the required withholding taxes associated with such election. In the event the Participant makes an 83(b) election without consulting with the Company as to the payment of required withholding taxes, the Company may withhold from other payments to the Participant amounts necessary to effect the required withholding.
7.Amendments. This Award Agreement may be amended by a written agreement signed by the Company and the Participant; provided that the Committee may modify the terms of this Award Agreement without the consent of the Participant in any manner that is not adverse to the Participant.
8.Securities Law Restrictions. This Award shall be vested and common stock issued only in compliance with the Securities Act of 1933, as amended (the “Act”), and any other applicable securities law, or pursuant to an exemption therefrom. If deemed necessary by the Company to comply with the Act or any applicable laws or regulations relating to the sale of securities, the Participant at the time of vesting and as a condition imposed by the Company, shall represent, warrant and agree that the shares of Common Stock subject to the Award are being acquired for investment and not with any present intention to resell the same and without a view to distribution, and the Participant shall, upon the request of the Company, execute and deliver to the Company an agreement to such a fact. The Participant acknowledges that any stock certificate representing Common Stock acquired under such circumstances will be issued with a restricted securities legend.
9.Protection of Business.
(a)    Non-Solicitation. Participant covenants that during the term of his/her employment and for an eighteen (18) month period immediately following the termination of his/her employment for whatever reason, Participant will neither directly nor indirectly induce or attempt to induce any employee of the Company to terminate his or her employment to go to work for any other entity or third party. Participant further agrees that during his/her employment hereunder, and for a period of one (1) year thereafter, Participant shall not directly solicit or contact any established client or customer of the Company with a view to inducing or encouraging such established client or customer to discontinue or curtail any business relationship with the Company. Participant further agrees that he/she will not directly request or advise any established clients, customers or suppliers of the Company to withdraw, curtail or cancel their business with the Company.
(b)    Non-Disclosure of Confidential and Proprietary Information. Participant recognizes that, as a result of his/her employment, he/she will have access to confidential information, trade secrets, proprietary methods and other data which is the property of and integral to the operation and success of the Company and therefore agrees to be bound by the provisions of this Agreement, which the parties agree and acknowledge to be reasonable.

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Participant acknowledges that he/she will obtain unique benefits from his/her employment and the provisions contained in this Agreement are reasonably necessary to protect the Company’s legitimate business interests, which include, among other things, the substantial relationships between the Company and its clients, referral sources, employees, customers and vendors as well as the goodwill established with these parties over a protracted period of time. Participant agrees that he/she will not divulge to any person; use to the detriment of the Company; or use in any business competitive with or similar to any business of the Company, any of the Company’s trade secrets and/or the Company’s confidential and proprietary information at any time during the term of Participant’s employment or thereafter. A trade secret shall include any formula, pattern, device or compilation of information used by the Company in its business. Trade secrets as well as confidential and proprietary information shall also include, without limitation, internal well valuations, compilation of documents necessary to prepare well valuations, geological data and interpretation of geological data obtained, expectations concerning well profitability, production information, test results, economic projections, financial reports, income statements, balance sheets, general ledgers, accounts receivable, business plans, contracts with customers, suppliers and affiliated companies, the identity of customers and suppliers, and information reflecting their interests, preferences, credit-worthiness, risk characteristics, likely receptivity to solicitation for participation in various transactions, as well as any other business information obtained by Participant, during the course of employment.
10.Participant Misconduct. Notwithstanding anything in the Plan or this Agreement to the contrary, the Committee shall have the authority to determine that in the event of serious misconduct by the Participant (including violations of this Agreement, employment agreements, confidentiality or other proprietary matters) or any activity of a Participant in competition with the business of the Company or any Subsidiary or Affiliated Entity, the Award may be cancelled, in whole or in part, whether or not vested. The determination of whether a Participant has engaged in a serious breach of conduct or any activity in competition with the business of the Company or any Subsidiary or Affiliated Entity shall be determined by the Committee in good faith and in its sole discretion.
11.Notices. All notices or other communications relating to the Plan and this Agreement as it relates to the Participant shall be in electronic or written form. If in writing, such notices shall be deemed to have been made (a) if personally delivered in return for a receipt, (b) if mailed, by regular U.S. mail, postage prepaid, by the Company to the Participant at his last known address evidenced on the payroll records of the Company or (c) if provided electronically, provided to Participant at his e-mail address specified in the Company’s or its Affiliated Entity’s records or as other specified pursuant to and in accordance with the Committee’s applicable administrative procedures.
12.Binding Effect and Governing Law. This Agreement shall be (i) binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns except as may be limited by the Plan and (ii) governed and construed under the laws of the State of Oklahoma.
13.Captions. The captions of specific provisions of this Agreement are for convenience and reference only, and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provision hereof.

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14.Counterparts. This Agreement may be executed in any number of identical counterparts, each of which shall be deemed an original for all purposes, but all of which taken together shall form but one agreement.

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Notice of Grant of Award and Award Agreement

Chesapeake Energy Corporation
6100 North Western Avenue
Oklahoma City, OK 73118
ID: 73-1395733

<NAME>	Award Number:	____________________
<ADDRESS>	Plan:	2014 LTIP
<ADDRESS>	ID:	____________________

Effective <date>, you have been granted an award of <number> shares of Chesapeake Energy Corporation (the Company) common stock.  These shares are restricted until the vest date(s) shown below.

The current total value of the award is $_____________.

The award will vest in increments on the date(s) shown [three equal annual installments].

Restricted Stock Awards	Vesting Date
_____	mm/dd/yyyy
_____	mm/dd/yyyy
_____	mm/dd/yyyy

By your signature and the Company's signature below, you and the Company agree that this award is granted under and governed by the terms and conditions of the Company's 2014 Long Term Incentive Plan as amended and the Award Agreement, all of which are attached and made a part of this document.

By: _______________________________	_________________________________
Chesapeake Energy Corporation	Participant

Date: ______________________________	Date: ____________________________